June 13, 1995


Mr. Bruce Godfrey
Executive Vice President and Chief Financial Officer
Mercom Inc.
105 Carnegie Center
Princeton, NJ


Dear Bruce:

You have asked Morgan Guaranty Trust Company of New York ("Morgan") to refinance existing indebtedness of $25,039,000 and to arrange a $2,000,000 revolving credit facility for Mercom Inc. (the "Borrower"). Attached is an outline of the principal terms and conditions of proposed loans to be made by Morgan pursuant to loan documentation mutually acceptable to Morgan and the Borrower.

Morgan hereby commits to lend up to $27,039,000 on the attached terms and conditions. All commitments are subject to the negotiation, execution and delivery of mutually acceptable definitive loan documentation (to be prepared by Morgan's counsel, Davis Polk & Wardwell).

The Borrower by signing below agrees to indemnify and defend Morgan and its respective affiliates and the respective directors, officers, agents and employees of the foregoing from, and hold each of them harmless against, any and all losses, liabilities, claims, direct damages or expenses of any kind, including without limitation the reasonable fees and disbursements of counsel, incurred by any of them arising out of or by reason of their role hereunder or any investigation, litigation or other proceeding brought or threatened relating to any loan made or proposed to be made to the Borrower in connection with the matters herein referred to (and regardless of whether any loans are actually made) (including, but without limitation, any use made or proposed to be made by the Borrower or any of its affiliates of the proceeds of such loans, but excluding any such losses, liabilities, claims, damage or expenses incurred by reason of the gross negligence or willful misconduct of the indemnitee as determined by a final judgment of a court of competent jurisdiction).

Finally, the Borrower hereby agrees to pay Morgan's reasonable out-of-pocket costs and expenses in connection herewith, including fees and disbursements of its counsel, regardless of whether any loan documents are agreed to and signed by Morgan and the Borrower and regardless of whether any loans are actually made.

If you accept and agree to this proposal, please so indicate by signing in the space provided below and returning a copy of this letter to us. This proposal will expire at the close of business on June 14, 1995 if not accepted by you in writing by that time.

Very truly yours,

MORGAN GUARANTY TRUST COMPANY
    OF NEW YORK


By: /s/ Eugenia Wilds
   ------------------
Title:  Vice President
60 Wall Street
New York, New York 10260-0060
Telephone:  212/648-7175
Telecopier:  212/648-5018

ACCEPTED AND AGREED TO
this 14 day of June, 1995:


MERCOM INC.

By:/s/ Bruce Godfrey
   -----------------
Name: Bruce Godfrey
Title: EVP/CPO

                        SUMMARY OF TERMS AND CONDITIONS

                                FOR MERCOM, INC.



Borrower:                     Mercom, Inc. ("Mercom").

Guarantors:                   Direct and indirect subsidiaries of Mercom,
                              including Communications and Cablevision, Inc.
                              ("CCV") and Mercom of Florida, Inc.

Amount:                       Facility A:  $25,039,000.
                              Facility B:  $ 2,000,000.

Morgan's Initial Commitment:  Facility A:  $25,039,000.
                              Facility B:  $ 2,000,000.

Purpose: Facility A: Refinance existing indebtedness Facility B: General Corporate Purposes

Lender:                       Morgan Guaranty Trust Company of New York
                              ("Morgan").

Facility Description:         Facility A:  a 7.5 year amortizing term loan
                              with a final maturity on 12/31/2002

                              Facility B:  a 364 day revolving credit
                              facility maturing on June [12], 1996.

Documentation:                Facility A and Facility B will each be documented
                              in separate agreements, and will contain the same terms and conditions as indicated herein (unless otherwise noted).

Security:                     To be determined.  To include a pledge of the
                              stock of all operating companies and material assets, including FCC licenses, subject to regulatory constraints, franchise agreements, and material physical assets including headends and owned buildings.

Borrowing Options:            Adjusted LIBOR, Adjusted CD and Base Rate.

                              LIBOR and CD will be automatically adjusted for reserves and other regulatory requirements.

June 13, 1995                                                             Page 1

                              Base Rate means the higher of Morgan's prime rate or the federal funds rate + 0.50%.

Pricing: Pricing on the commitments and loans will be at the following rates per annum, expressed in basis points per annum;

                              Facility A & B:
                              LIBOR          +100 bps.
                              CD             + 112.5 bps.
                              Base Rate      0

     Commitment Fee:          Facility B only:
                              A per annum fee of 37.5 bps. calculated on a 360 day basis payable on the unused portion of the facility quarterly in arrears and on termination of the facility.

Reference Lender:             Morgan.

Interest Payments:            At the end of each applicable Interest Period or
                              quarterly, if earlier.

Mandatory Repayments:         Facility A only:  In equal quarterly installments
                              per annum, aggregating the following amounts per annum:

                                      1995    $6,039,000
                                      1996    $1,500,000
                                      1997    $1,750,000
                                      1998    $2,100,000
                                      1999    $2,600,000
                                      2000    $3,750,000
                                      2001    $4,300,000
                                      2002    $3,000,000

Mandatory Prepayments:        Mandatory Prepayments will be required from the
                              following sources:
                              (i)   The first $5,000,000 of net proceeds of the
                                    equity rights offering ;
                              (ii)  60% of the proceeds of the equity rights
                                    offering in excess of $8,500,000;
                              (iii) 25% of the net proceeds of any future equity
                                    offerings, other than equity offerings fully subscribed by an Affiliate;
                              (iv)  100% of the net proceeds of any debt
                                    offerings;
                              (v)   75% of the net cash proceeds of any
                                    permitted asset sales;
                              (vi)  75% of Excess Cash Flow in excess of
                                    $350,000;
                                    Excess Cash Flow will be defined as:
                                    Net Income

June 13, 1995                                                             Page 2

                                    + Depreciation and Amortization
                                    + Other non-cash charges
                                    +/- Change in Net Working Investment
                                    - Capital Expenditures
                                    - Principal Payments
                                    - Lahey Payments( to the extent not already
                                      deducted)

                              Mandatory Prepayments will be applied first to Facility A, until all outstandings thereunder are repaid in full. Mandatory prepayments from (i) above will be used to reduce scheduled amortizations of Facility A in order of maturity. All other Mandatory Prepayments will be used to reduce scheduled amortizations of Facility A in inverse order of maturity.

Interest Periods:             Base Rate - 30 days.
                              Adjusted LIBOR Loans - 1, 2, 3, or 6 months.
                              Adjusted CD Loans - 30, 60, 90, or 180 days.

Drawdowns:                    Facility A:  Facility A will be available in a
                              single drawdown when the conditions to closing and borrowing have been met.

                              Facility B:  Subject to the Conditions to
                              Borrowing, in minimum amounts of $200,000 with additional increments of $50,000. Drawdowns are at the Borrower's option with one business day's notice for Base Rate Loans, two business days' notice for Adjusted CD Loans and three business days' notice for Adjusted LIBOR Loans.

Prepayments:                  Base Rate Loans may be prepaid at any time on one
                              business day's notice. Adjusted LIBOR and Adjusted CD Loans may not be prepaid before the end of an Interest Period.

Optional Termination or
Reduction of Commitments:     Facility B only:  The Borrower may terminate the
                              commitments in amounts of at least $200,000 at any time on three business days' notice.

Representations and           Customary for credit agreements of this nature,
Warranties:                   with respect to the Borrower and its
                              Subsidiaries, including but not limited to:

                                1. Corporate existence.
                                2. Corporate and governmental authorization; no
                                   contravention; binding effect.
                                3. Financial information.
                                4. No material adverse change.
                                5. Environmental matters.

June 13, 1995                                                             Page 3

                                6. Compliance with laws, including ERISA.
                                7. No material litigation.
                                8. Existence, incorporation, etc. of
                                   subsidiaries.
                                9. Payment of taxes.
                               10. Full disclosure.
                               11. All material licenses and franchises in
                                   full force and effect.

Conditions to Effectiveness   Customary in credit agreements of this nature,
and First Borrowing:          including but not limited to:

                                1. Absence of default.
                                2. Accuracy of representations and warranties,
                                   including with respect to no material adverse change and absence of other debt of the Borrower and its subsidiaries.
                                3. Negotiation and execution of satisfactory
                                   closing documentation, including receipt of security as practicable.
                                4. Deal-specific requirements if any;
                                   regulatory approvals, licenses, proceeds of equity rights offering in a minimum amount of $8.5 million.

Conditions to Borrowing:      Customary in credit agreements of this nature,
                              including but not limited to:

                                1. Absence of Default.
                                2. Accuracy of representations and warranties.

Covenants:                    Customary in credit agreements of this nature,
                              with respect to the Borrower and its subsidiaries, including but not limited to:

                                1. Information.
                                2. Maintenance of property; insurance coverage.
                                3. Conduct of business; maintenance of
                                   existence.
                                4. Compliance with laws, including ERISA and
                                   environmental regulations.
                                5. Negative pledge (including subsidiary stock
                                   and assets).
                                6. Consolidations, mergers and sale of assets.
                                7. Subsidiary debt limitation.
                                8. Use of proceeds.
                                9. Total Borrowed Funds to Cable EBITDA
                                   (calculated after management fees):
                                   calculated on a rolling 4 quarter basis and not to exceed:

                                                 1995   5.0x
                                                 1996   4.0x
                                                 1997   3.5x

June 13, 1995                                                             Page 4

                                                 1998   3.0x
                                                 1999   2.5x
                                                 2000   2.0x
                                                 2001   2.0x
                                                 2002   2.0x

                                10. Fixed Charge Coverage:  Cable EBITDA
                                    (calculated after management fees) ./.
                                    Interest + Principal + Capital Expenditures;
                                    calculated on a rolling 4 quarter basis and to be equal to or greater than:

                                                 1995    0.85:1
                                                 1996    1.0:1
                                                 1997    1.10:1
                                                 1998    1.10:1
                                                 1999    1.10:1
                                                 2000    1.10:1
                                                 2001    1.10:1
                                                 2002    1.10:1

                                11. Cash Flow Coverage:  Cable EBITDA (as
                                    defined above) ./.Interest Expense;
                                    calculated on a rolling 4 quarter basis and to be equal to or greater than:

                                                 1995              2.0:1
                                                 1996              3.0:1
                                                 1997              3.5:1
                                                 1998              4.0:1
                                                 1999 and after    4.5:1

                                12. Restrictions on Investments and Capital
                                    Expenditures. Capital expenditures not to exceed:

                                                 1995    $2,149,000
                                                 1996    $2,084,000
                                                 1997    $1,731,000
                                                 1998    $1,756,000
                                                 1999    $1,661,000
                                                 2000    $1,637,000
                                                 2001    $1,670,000
                                                 2002    $1,714,000

                                    provided that Mercom may carry over to the next fiscal year up to $600,000 of the prior year's permitted capital expenditure limitation.

June 13, 1995                                                             Page 5

                                13. Limitations on restricted payments including
                                    management fees. Management fees paid in cash not to exceed:

                                                 1995    $1,231,000
                                                 1996    $1,292,000
                                                 1997    $1,357,000
                                                 1998    $1,424,000
                                                 1999    $1,496,000
                                                 2000    $1,570,000
                                                 2001    $1,649,000
                                                 2002    $1,731,000

                                14. Transactions with affiliates on arms-length
                                    basis.

Events of Default:           Customary in credit agreements of this nature,
                             including but not limited to the following:

                                1. Failure to pay any interest, principal, or
                                   fees payable under the Credit Agreement when due.
                                2. Failure to meet covenants (with grace
                                   periods, where appropriate).
                                3. Representations or warranties false in any
                                   material respect when made.
                                4. Cross default to other debt of the Borrower
                                   and its Subsidiaries which is triggered by an event which permits or, with the giving of notice or lapse of time (or both), would permit the holder to accelerate its debt or terminate its commitment.
                                5. Change of ownership or control.
                                6. Other usual defaults with respect to the
                                   Borrower and Subsidiaries, including but not limited to insolvency, bankruptcy, ERISA, and judgment defaults.
                                7. Failure to have a perfected first security
                                   interest in the collateral, including
                                   collateral to be pledged pursuant to this amendment and restatement no later than October 31, 1995.


Increased Costs/Change of      The credit agreement will contain customary
Circumstances:                 provisions protecting Morgan in the event of
                               unavailability of funding, illegality, increased costs and funding losses. Capital adequacy compensation will be required only with respect to capital requirements adopted after the date hereof.

June 13, 1995                                                             Page 6

Indemnification:               The Borrower will indemnify Morgan against all
                               losses, liabilities, claims, damages, or expenses relating to its loans, the Borrower's use of loan proceeds or the commitments, including but not limited to reasonable attorneys' fees and settlement costs (except such as result from the indemnitee's gross negligence or willful misconduct).

Transfers and Participations:  Morgan will have the right to transfer or sell participations in its loans or commitments with the transferability of voting rights limited to changes in principal, rate, fees and term. Assignments, which must be in amounts of at least $ 3 million, (Facility A only; no minimum for Facility B) will be allowed with notice to the Borrower.

Expenses:                      Borrower will pay all legal and other
                               out-of-pocket expenses of Morgan related to this transaction and any subsequent amendments or waivers, including the reasonable fees and expenses of Davis Polk & Wardwell, special counsel to Morgan.

Governing Law:                 State of New York.

June 13, 1995                                                             Page 7